Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”), dated as of March 23, 2018 (the “Effective Date”), is entered into by and among Xenon Pharmaceuticals Inc., a Canadian corporation (the “Corporation”), and Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, Biotechnology Value Trading Fund O.S. L.P., a Cayman Islands limited partnership, Investment 10, L.L.C., an Illinois limited liability company  and MSI BVF SPV, L.L.C., a Delaware limited liability company (each a “Shareholder” and, collectively, the “Shareholders” and together, the Corporation and the Shareholders shall be referred to as the “Parties”).

WHEREAS:

A.       The Corporation is authorized to create and then issue a new series of preferred shares of the Corporation designated as Series 1 Preferred Shares (the “Preferred Shares”), which Preferred Shares shall be convertible into common shares of the Corporation (the “Common Shares”), in accordance with the rights, privileges, conditions and restrictions attached to such Preferred Shares (the “Series 1 Preferred Share Rights”) substantially in the form attached hereto as Schedule “A”.

B.       The Shareholders and the Corporation wish to exchange that number of Common Shares as set forth next to each Shareholder’s name in Schedule “B” attached hereto (collectively, the “Exchanged Shares”) for that number of Preferred Shares as set forth next to each Shareholder’s name in Schedule “B” attached hereto (the “Exchange”) upon the terms and conditions as set forth herein.  The Parties intend that the Exchange of Common Shares for Preferred Shares contemplated herein will be treated as a tax-deferred exchange pursuant to subsection 51(1) of the Income Tax Act (Canada).

C.       The Corporation and the Shareholders are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), and the prospectus requirement afforded by BC Instrument 72-503 – Distribution of Securities Outside British Columbia (“BCI 72-503”) as promulgated under the Securities Act (British Columbia) (the “BCSA”).

NOW, THEREFORE, the Corporation and the Shareholders hereby agree as follows:

(1)Exchange; Closing.

(a)        Subject to the satisfaction (or waiver) of the conditions set forth herein, on the business day immediately following the filing of the articles of amendment (the “Articles of Amendment”) with the Director (as defined in the Canada Business Corporations Act (“CBCA”)) of Industry Canada to create the Preferred Shares, or such other date as may be agreed to by the Parties (the “Closing Date”), (i) each of the Shareholders shall transfer and assign to the Corporation that number of Exchanged Shares as set forth next to each Shareholder’s name in Schedule “B” attached hereto; (ii) the Corporation shall deliver to each of the Shareholders, to the address set forth next to each Shareholder’s name in Schedule “B” attached hereto, a certificate, registered as directed by such Shareholder, representing the number of Preferred Shares as set forth next to each Shareholder’s name in Schedule “B” attached hereto; and (iii) the Corporation shall irrevocably instruct the Corporation’s registrar and transfer agent to cancel the direct registration book-entry statements evidencing the Exchanged Shares.

(2)Representations and Warranties of the Corporation. The Corporation represents, warrants and covenants to, and agrees with, each of the Shareholders as follows:

(a)        The Corporation is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)        This Agreement has been duly executed and delivered by the Corporation, and constitutes the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)        The execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not (i) result in a violation of the constating documents of the Corporation; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including any applicable securities legislation of each of the provinces and territories of Canada, and the rules, regulations, instruments, notices, blanket orders and policies published and/or promulgated thereunder, as such may be amended from time to time (“Applicable Canadian Securities Laws”)) and the rules and regulations of the NASDAQ Global Market (“NASDAQ”) applicable to the Corporation and, for greater certainty, will be conducted, to the extent applicable, in compliance with Multilateral Instrument 61-101 – Protection of Minority Securityholders in Special Transactions and National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”).

(d)        Upon filing the Articles of Amendment with the Director of Industry Canada, the Corporation will be authorized to issue an unlimited number of Preferred Shares.

(e)        The Corporation will cause to be taken all necessary corporate action to allot and reserve for issuance the Common Shares to be issuable upon conversion of the Preferred Shares without regard to the Beneficial Ownership Limitation (as such term is defined in the Series 1 Preferred Share Rights).

(f)        Neither the Corporation, nor any of its affiliates (as such term is defined under United States federal and applicable state securities laws ), nor any person acting on its or their behalf, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the 1933 Act and the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated thereunder) for soliciting the Exchange.

(g)        As at the date hereof the Common Shares do not derive, and at no time during the 60-month period preceding the date hereof have the Common Shares derived, more than 50% of their fair market value directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties or options in respect of, or interest in, or civil law rights in, any of the foregoing types of property, whether or not the property exists (as each such term is interpreted for the purposes of the definition of “taxable Canadian property” in the Income Tax Act (Canada)).

(3)Representations and Warranties of the Shareholders. Each Shareholder, as to itself only, represents, warrants and covenants to, and agrees with, the Corporation as follows:

(a)        The Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)        This Agreement has been duly executed and delivered by the Shareholder, and constitutes the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)        The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Shareholder; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Shareholder is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Shareholder. Notwithstanding the foregoing, for the purposes of this Section 3(c)(iii) with respect to Applicable Canadian Securities Laws, the Shareholder’s representation is limited solely to any reporting requirements to be complied with by the Shareholder under such laws.

(d)        It is the registered and beneficial owner of, and has valid and marketable title to, that number of Exchanged Shares as set forth next to the Shareholder’s name in Schedule “B” attached hereto, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to transfer and assign to the Corporation such Exchanged Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction, contractual obligation or other encumbrance.

(e)        If a Shareholder is not a United States person, the Shareholder is satisfied as to the full observance of the laws of the Shareholder’s jurisdiction in connection with Shareholder’s participation in the Exchange or any use of this Agreement, including (i) the legal requirements within the Shareholder’s jurisdiction for participation in the Exchange and Shareholder’s receipt of the Preferred Shares, (ii) any foreign exchange restrictions applicable to such receipt, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the receipt, holding, redemption, conversion, sale or transfer of such securities. The Shareholder’s receipt of, and the Shareholder’s continued beneficial ownership of, the Preferred Shares will not violate any applicable securities or other laws of the Shareholder’s jurisdiction.

(f)        The Shareholder (i) is organized in the jurisdiction set forth next to such Shareholder’s name in Schedule “B” attached hereto; (ii) is not resident in, is not located in and does not have an address in, British Columbia or any other province or territory of Canada; and (iii) is acquiring the Preferred Shares as principal.

(g)        The Shareholder acknowledges and agrees that the Preferred Shares are subject to the rights, privileges, conditions and restrictions contained in the Series 1 Preferred Share Rights attached to such Preferred Shares.

(h)        The Shareholder understands that the Preferred Shares are being issued to it in reliance on specific exemptions from (i) the registration requirements of United States federal and applicable state securities laws; and (ii) the prospectus requirements of Applicable Canadian Securities Laws in the Province of British Columbia, and that the Corporation is relying upon the truth and accuracy of, and the Shareholder’s compliance with, the representation in Section 3(f) hereof in order to determine the availability of such exemptions and the eligibility of the Shareholder to acquire the Preferred Shares.

(i)        The Shareholder acknowledges and agrees that (i) the Preferred Shares have not been and are not being registered under the 1933 Act or any state securities laws or qualified by prospectus under Applicable Canadian Securities Laws and that the Corporation has no obligation to register or qualify by prospectus the Preferred Shares or the Common Shares issuable upon conversion thereof; (ii) the Preferred Shares are subject to the restrictions on transfer contained in the Series 1 Preferred Share Rights; (iii) there are restrictions under Applicable Canadian Securities Laws on the Shareholder’s ability to resell the Preferred Shares and the Common Shares issuable upon conversion thereof; and (iv) the Corporation has advised the Shareholder that the Corporation is relying on an exemption from the requirements to provide the Shareholder with a prospectus under Section 3 of BCI 72-503.

(j)        Neither it nor any of its affiliates (as such term is defined under United States federal and applicable state securities laws) nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the 1933 Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange.

(k)        The Shareholder is an “affiliate” of BVF Partners, L.P., such that any class of voting or equity securities of the Corporation held by the Shareholder are required to be aggregated with voting or equity securities of the same class of the Corporation deemed to be beneficially owned by BVF Partners, L.P., for the purposes of Section 13(d) or Section 16 of the 1933 Act and the applicable regulations of the SEC in the United States and NI 62-104 in Canada.

(l)        The Shareholder understands that, in addition to any legends required under the Series 1 Preferred Share Rights, the certificates or other instruments representing the Preferred Shares shall bear a legend as set forth below:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE [insert date that is four months and a day after the Closing Date].”

If the Shareholder or the Corporation, as the case may be, exercises their respective right to convert all or any portion of the Preferred Shares held by the Shareholder prior to the date that is four months and a day after the Closing Date in accordance with the provisions of the Series 1 Preferred Share Rights, the Common Shares issuable upon conversion of such Preferred Shares shall bear the same legend set forth above.

(m)        Except as expressly provided in this Agreement or otherwise requested or consented to by the Corporation, the Shareholder covenants and agrees to not directly or indirectly sell or otherwise dispose of or transfer any of the Common Shares prior to the Closing Date.

(4)Conditions to the Exchange. The obligations of the Parties hereunder to complete the Exchange on the Closing Date is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions may be waived by either Party at any time in its sole discretion by providing the other Party with prior written notice thereof:

(a)        The representations and warranties of the Parties shall be true and correct in all respects  as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Parties shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Party at or prior to the Closing Date.

(b)        To the extent applicable, the Corporation shall have obtained the conditional approval of NASDAQ with respect to the consummation of the transactions contemplated by this Agreement; and

(c)        The Corporation shall have filed the Articles of Amendment with the Director of Industry Canada pursuant to this Agreement to create the Preferred Shares substantially in the form attached hereto as Schedule “A”.

(5)Miscellaneous.

(a)        All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without giving effect to any choice of law or conflict of law provision or rule (whether of the Province of British Columbia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Province of British Columbia. Each party hereby irrevocably submits to the exclusive jurisdiction of the provincial and federal courts sitting in the City of Vancouver in the Province of British Columbia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(b)        Each Shareholder shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Corporation may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(c)        The Parties acknowledge and agree that the Corporation shall make such filings, announcements, releases or other public disclosure in connection with this Agreement and the transactions contemplated hereby required under applicable corporate and securities laws and rules and regulations of NASDAQ. Notwithstanding the foregoing, no press release or material change report relating to the transactions contemplated hereby may be issued by the Corporation without first obtaining the approval of counsel to the Shareholders. For greater certainty, the Corporation shall not be required to seek approval for any subsequent use of a document approved under this Section 5(c).

(d)        This Agreement represents the entire agreement and understanding among the Parties regarding the terms and conditions of the Exchange and supersedes all prior agreements, arrangements and understandings with respect to the subject matter hereof. This Agreement may only be amended in a written instrument executed by the Parties.

(e)        This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission shall be as effective as delivery of a manually executed copy of this Agreement by such Party.

(f)        This Agreement may be terminated by any of the Parties upon written notice if the Closing has not occurred within five business days from the date hereof, provided that the Corporation may not terminate the Agreement pursuant to this Section 5(f) if the failure to close is proximately caused by the Corporation’s actions (or inaction).

[Signature Page Follows]

In witness whereof, the Parties have executed this Agreement as of the Effective Date.

XENON PHARMACEUTICALS INC.
By:	/s/ Ian Mortimer
Name:	Ian Mortimer
Title:	President and Chief Financial Officer

XENON PHARMACEUTICALS INC.
By:	/s/ Simon Pimstone
Name:	Simon Pimstone
Title:	Chief Executive Officer

Biotechnology Value Fund, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself General Partner of Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself General Partner of Biotechnology Value Fund II, L.P.

Biotechnology Value Trading Fund OS, L.P.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS, Ltd., itself General Partner of Biotechnology Value Trading Fund OS, L.P.

Investment 10, L.L.C.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for Investment 10, L.L.C.

MSI BVF SPV L.L.C.
By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV L.L.C.

Schedule A

SERIES 1 PREFERRED SHARE RIGHTS

(see attached)

XENON PHARMACEUTICALS INC.

SCHEDULE 1

1.	The rights, privileges, restrictions and conditions attaching to the Series 1 Preferred shares (the “Series 1 Preferred Shares”) are as follows:
(a)

Non-Cumulative Dividends: Any holder of the Series 1 Preferred Shares (“Holder”) will be entitled to receive dividends (other than dividends in the form of Common Shares) on the Series 1 Preferred Shares (without regard to the Beneficial Ownership Limitation (as defined below)) if, as and when declared by the board of directors of the Corporation on the Common Shares out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors of the Corporation may from time to time determine.  However, all dividends which the board of directors of the Corporation may determine to declare and pay in any financial year of the Corporation on the Common Shares must be declared and paid in equal or equivalent amounts per share (calculated on an as-converted basis) on all of the Series 1 Preferred Shares in priority to the holders of the Common Shares. The Corporation shall deliver, or cause to be delivered, to each Holder, at its last address as it shall appear upon the register of securityholders maintained by the Corporation or its transfer agent, a written notice of any dividend at least 10 calendar days prior to the record or effective date of such dividend, stating the date on which a record is to be taken for the purpose of such dividend, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend are to be determined.  Dividends paid on the Series 1 Preferred Shares will be designated as “eligible dividends” in the same proportion as corresponding dividends on the Common Shares designated as “eligible dividends” for the purposes of the Income Tax Act (Canada).

(b)

Beneficial Ownership Limitation: Notwithstanding anything herein to the contrary other than an automatic conversion under Section 1(e), the Corporation shall not effect any conversion of the Series 1 Preferred Shares, and a Holder shall not have the right to convert any portion of the Series 1 Preferred Shares, to the extent that, after giving effect to a proposed conversion set forth on an applicable Notice of Conversion (as defined below) or Option Notice (as defined below), as the case may be, such Holder (together with such Holder’s affiliates (as such term is defined in the Canada Business Corporations Act), and any other person (as such term is defined in the Canada Business Corporations Act) whose beneficial ownership of Common Shares would be aggregated with the Holder’s for the purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), and the applicable regulations of the Securities and Exchange Commission (the “Commission”) in the United States and National Instrument 62-104 Take Over Bids and Issuer Bids (“NI 62-104”) in Canada, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of Common Shares in excess of 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares pursuant to a Notice of Conversion or Option Notice, as the case may be (the “Beneficial Ownership Limitation”), provided, however, that the Holder shall have the right to reset the Beneficial Ownership Limitation to a higher or lower number (not to exceed 19.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares pursuant to a Notice of Conversion or Option Notice) upon providing written notice to the Corporation, which notice providing for an increase in the Beneficial Ownership Limitation shall only be effective 61 days after delivery to the Corporation, but no such delay in effectiveness shall be required for a reduction in the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Holder and its Attribution Parties shall include the number of Common Shares issuable upon conversion of the Series 1 Preferred Shares subject to the Notice of Conversion or Option Notice, as the case may be, with respect to which such determination is being made, but shall exclude the number of Common Shares which are issuable upon (A) conversion of the remaining, unconverted Series 1 Preferred Shares beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) where such Common Shares are not deemed to be beneficially owned by the holder under the Exchange Act or NI 62-104. For purposes of this Section 1(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission in the United States and NI 62-104 in Canada. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 1(b), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be; (B) a more recent public announcement by the Corporation that is filed with the Commission; or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of Common Shares then outstanding.

Upon the written request of a Holder, the Corporation shall, within three trading days thereof (which shall mean a day on which the Common Shares are traded for any period on any principal securities exchange, each such day, a (“Trading Day”)), confirm in writing to such Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including Series 1 Preferred Shares, by such Holder or its Attribution Parties since the date as of which such number of outstanding Common Shares was last publicly reported or confirmed to the Holder. The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

(c)

Conversion at Holder’s Option: Each issued Series 1 Preferred Share may at any time be converted, at the option of the Holder, without payment of any additional consideration, into one Common Share, provided that such conversion will not result in such Holder, together with the Attribution Parties, beneficially owning Common Shares in excess of the Beneficial Ownership Limitation.

To convert Series 1 Preferred Shares into Common Shares, the Holder shall deliver a form of conversion notice attached hereto as Schedule “A” (the “Notice of Conversion”), duly completed and executed, accompanied (either at such time, or as soon as practicable thereafter) by the certificate or certificates for those Series 1 Preferred Shares, duly endorsed, at the office of the Corporation located at 200 - 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, during regular business hours. The Notice of Conversion must specify the number of Series 1 Preferred Shares to be converted, which number shall be at least the lesser of (x) 100,000 Series 1 Preferred Shares (such number subject to appropriate adjustment following the occurrence of another conversion specified herein), (y) the number of Series 1 Preferred Shares then held by the Holder or (z) such other number of Series 1 Preferred Shares as may be agreed to between the Holder and the Corporation.

Not later than two Trading Days after the Conversion Date (as defined below) (the “Share Delivery Date”), the Corporation shall, at the Holder’s request, either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Common Shares being issued upon the conversion of the Series 1 Preferred Shares, or (b) in the case of a Deposit Withdrawal Commission System (“DWAC”) delivery (“DWAC Delivery”), cause its transfer agent to electronically transfer such Common Shares by crediting the account of the Holder with the Depositary Trust Company (“DTC”) through its DWAC system.

The date on which a conversion shall be deemed effective (the “Conversion Date”) shall be the Trading Day on which the Notice of Conversion is received by the Corporation at the offices of the Corporation located at 200 - 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, during regular business hours. In the event the certificates for those Series 1 Preferred Shares being converted, duly endorsed, are not delivered to the Corporation with the Notice of Conversion and the Notice of Conversion is delivered via email to legalaffairs@xenon-pharma.com and investors@xenon-pharma.com or via facsimile at 604-484-3450, during the regular business hours of the Corporation, with such certificates to be received separately by the Corporation at the offices of the Corporation, the conversion shall still be deemed effective on the date of receipt of the Notice of Conversion, and the Series 1 Preferred Shares that shall be deemed to have been surrendered for conversion shall no longer be deemed to be outstanding, any dividends declared but not yet paid in respect of converted Series 1 Preferred Shares shall be paid upon such conversion, and all further rights with respect to such Series 1 Preferred Shares shall immediately cease and terminate (subject to the right of rescission set forth in the following paragraph), except only the right of the holder thereof to receive Common Shares in exchange thereof, as well as dividends and other amounts payable with respect to the Common Shares on or after the Conversion Date.

If, in the case of any Notice of Conversion, such certificate or certificates representing the Common Shares are not delivered to, or in the case of a DWAC Delivery, such Common Shares are not electronically delivered to, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Common Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series 1 Preferred Share certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Share certificates or otherwise direct the return of any Common Shares delivered to the Holder through the DWAC system, representing the Series 1 Preferred Shares unsuccessfully tendered for conversion to the Corporation.  If some but not all Series 1 Preferred Shares represented by a certificate or certificates surrendered by a Holder are converted, the Corporation shall, by no later than the Share Delivery Date or three Trading Days following the Holder’s delivery of the original Series 1 Preferred Share certificate (whichever is later), issue and deliver to the Holder a new certificate, in such Holder’s name as shown on such surrendered certificate or certificates, representing the number of Series 1 Preferred Shares which were not converted. All Series 1 Preferred Shares that shall have been surrendered or deemed to have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, any dividends declared but not yet paid in respect of converted Series 1 Preferred Shares shall be paid upon such conversion, and all further rights with respect to such shares shall immediately cease and terminate, except only the right of the holder thereof to receive Common Shares in exchange thereof.

(d)

Conversion at Corporation’s Option:  Each issued Series 1 Preferred Share may at any time be converted, at the option of the Corporation, without payment of any additional consideration, into one Common Share, provided that prior to such conversion, the Holder, together with the Attribution Parties, beneficially own less than 5% of the issued and outstanding Common Shares (calculated in accordance with Section 1(b)) and the conversion will not result in the Holder, together with the Attribution Parties, beneficially holding more than 5% of the issued and outstanding Common Shares (calculated in accordance with Section 1(b)).

To convert Series 1 Preferred Shares into Common Shares, the Corporation shall deliver a notice in writing, duly completed, to the Holder in the form attached hereto as Schedule “B” (the “Option Notice”), at such Holder’s last address as it shall appear upon the register of security holders maintained by the Corporation or its transfer agent.  The Option Notice shall be delivered at least 30 days prior to the Option Conversion Date (as defined below), unless agreed to otherwise by the Holder, and shall state the date on which the conversion is to take place (the “Option Conversion Date”) and must specify the number of Series 1 Preferred Shares the Corporation wishes to be converted.

Not later than the Option Conversion Date (the “Option Deadline”), the Holder shall deliver the Option Notice, duly completed by the Holder, and the certificate or certificates for those Series 1 Preferred Shares being converted, duly endorsed, to the offices of the Corporation located at 200 - 3650 Gilmore Way, Burnaby, British Columbia, Canada V5G 4W8, during regular business hours. Not later than two Trading Days after the Option Conversion Date (the “Option Delivery Date”), the Corporation shall, at the Holder’s request , either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Common Shares being issued upon the conversion of the Series 1 Preferred Shares, or (b) in the case of a DWAC Delivery, cause its transfer agent to electronically transfer such Common Shares by crediting the account of the Holder with DTC through its DWAC system.

In the event the Option Notice, duly completed by the Holder, and the certificate or certificates for those Series 1 Preferred Shares being converted, duly endorsed, are not delivered by the Holder to the Corporation by the Option Deadline, the conversion shall be deemed to have occurred on the Option Conversion Date and the Series 1 Preferred Shares that shall have been deemed surrendered for conversion shall no longer be deemed to be outstanding, any dividends declared but not yet paid in respect of  converted Series 1 Preferred Shares shall be paid upon such conversion, and all further rights with respect to such shares immediately cease and terminate, except only the right of the holder thereof to receive Common Shares in exchange thereof, as well as dividends and other amounts payable with respect to the Common Shares on or after the Option Conversion Date. For greater certainty, the Corporation shall not be required to issue certificates evidencing the Common Shares issuable upon such conversion effected under an Option Notice, or cause its transfer agent to electronically transfer Common Shares to the Holder evidencing the Common Shares issuable upon such conversion effected under an Option Notice, until the certificates formerly evidencing the Series 1 Preferred Shares so converted are delivered to the Corporation as provided for in Section 1(d).

If some but not all Series 1 Preferred Shares represented by a certificate or certificates surrendered by a Holder are converted and the Option Notice, duly completed by the Holder, and the certificate or certificates for those Series 1 Preferred Shares being converted, duly endorsed, are delivered by the Holder to the Corporation by the Option Deadline, the Corporation shall, by no later than the Option Delivery Date, issue and deliver to the Holder, a new certificate, representing the number of Series 1 Preferred Shares which were not converted, in such Holder’s name as shown on such surrendered certificate or certificates, representing the number of Series 1 Preferred Shares which were not converted.

(e)

Automatic Conversion Upon Change of Control:  If, at any time while the Series 1 Preferred Shares are outstanding, there should be an acquisition of Common Shares by means of take-over bid, tender offer, exchange offer, amalgamation, merger, acquisition, sale of shares, plan of arrangement or other form of corporate reorganization in which outstanding Common Shares are exchanged for securities or other consideration paid, or caused to be issued or paid, and upon completion of such transaction more than 50% of the voting securities of the Corporation or the reorganized, amalgamated, continuing, merged, surviving or consolidated entity resulting from such transaction are beneficially owned, directly or indirectly, by one or more persons other than persons who beneficially owned more than 50% of the Common Shares (together with, if applicable, other shares of the Corporation that carry a voting right either under all circumstances or under some circumstances that have occurred and are continuing) immediately before the completion of such transaction, other than solely involving the Corporation and one or more of its subsidiaries (a “Change of Control”), each Holder shall be issued one Common Share for each Series 1 Preferred Share held by such Holder (together with any accrued but unpaid dividends thereon) immediately prior to the occurrence of such Change of Control, without regard to the Beneficial Ownership Limitation, and following such conversion, the Holder shall be entitled to receive the same kind and amount of securities, cash or property (the “Alternative Consideration”) that a holder of Common Shares is entitled to receive. The Corporation shall deliver, or cause to be delivered, to each Holder, at its last address as it shall appear upon the register of securityholders maintained by the Corporation or its transfer agent, written notice of any Change of Control at least 10 calendar days prior to the applicable record or effective date, stating the date on which such Change of Control is expected to become effective or close and the date as of which it is expected that the holders of the Common Shares of record shall be entitled to receive the Alternative Consideration deliverable upon such Change of Control, provided that a failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice on which such Change of Control is expected to become effective or close. All outstanding Series 1 Preferred Shares shall be deemed to be automatically converted on the effective date or closing date of the Change of Control, any dividends declared but not yet paid in respect of such converted Series 1 Preferred Shares shall be paid upon such conversion, and all further rights with respect to such converted Series 1 Preferred Shares shall cease and terminate following such conversion, except only the right of the Holder thereof to receive the Common Shares as herein provided, which Common Shares shall entitle the Holder to receive the Alternative Consideration.

(f)

Payment of Tax Due Upon Issuance: The Corporation shall pay any documentary, stamp or similar tax due upon the issuance of Common Shares upon conversion or due upon the issuance of a new certificate for any Series 1 Preferred Shares not converted other than any such tax due because Common Shares or a certificate for Series 1 Preferred Shares are issued in a name other than the name of the converting Holder, which shall be paid by the converting Holder.

(g)

Compensation for Buy-In Failure to Timely Deliver Certificates Upon Conversion: If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, within three Trading Days from the Conversion Date (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation) or by the Option Delivery Date pursuant to Section 1(d) (other than a failure of the Holder to deliver the required documents set out in Section 1(d)) and the Holder has not rescinded the applicable Notice of Conversion pursuant to Section 1(c) above, and if after such Share Delivery Date or the Option Delivery Date, as the case may be, such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Holder of the Common Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date or the Option Delivery Date, as the case may be, (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Shares so purchased exceeds (y) the product of (1) the aggregate number of Common Shares that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the Series 1 Preferred Shares equal to the number of Series 1 Preferred Shares submitted for conversion or deliver to such Holder the number of Common Shares that would have been issued if the Corporation had timely complied with its delivery requirements under Section 1(c). For example, if a Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Series 1 Preferred Shares with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver Common Shares upon conversion of the Series 1 Preferred Shares as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the Series 1 Preferred Shares submitted for conversion for which such conversion was not timely honored and (ii) receive the number of Common Shares that would have been issued if the Corporation had timely complied with its delivery requirements under Sections 1(c) or (d). In the event that any payment required to be made to a Holder pursuant to this Section 1(g) is subject to deduction or withholding for or in respect of any taxes, then (a) the amount of any such payment shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 1(g)), the Holder receives an amount equal to the sum it would have received had no such deductions or withholdings been required, (b) the Corporation shall make such deductions or withholdings, and (c) the Corporation shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. The Corporation agrees that it will indemnify the Holder for the full amount of any taxes that were required to be withheld or deducted in respect of the aforementioned payments (including, without limitation, any such taxes imposed by any jurisdiction on amounts payable under this Section 1(g)) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes or other amounts are correctly or legally asserted, and that such indemnification payment shall be made by the Corporation within thirty (30) days from the date that the Holder makes written demand therefor, and the obligations of the Corporation with respect to such indemnification shall survive any conversion or cancellation of the Series 1 Preferred Shares. For greater certainty, any claim for damages under this Section 1(g) shall be limited to actual damages of the Holder and shall not include any consequential or indirect damages whatsoever, and any payments in excess of those required to be made under this Section 1(g) shall be repaid to the Corporation.

(h)

Shares Fully Paid and Non-Assessable:  All Common Shares issued upon conversion of the Series 1 Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, as fully paid and non-assessable Common Shares in the capital of the Corporation.

(i)

Adjustments:  None of the Common Shares may be subdivided, consolidated, reclassified or otherwise changed (a “Capital Reorganization”) unless contemporaneously therewith the Series 1 Preferred Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. If Common Shares are exchanged or changed into other securities, cash or other property (such securities, cash or other property, the “Reference Property”) as a result of a transaction, the Series 1 Preferred Shares converted thereafter will be converted into such other securities, cash or other property in the same manner. If such transaction causes the Common Shares to be converted into, or exchanged for the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Series 1 Preferred Shares will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Shares. The Corporation shall notify the holders of the Series 1 Preferred Shares of such weighted average as soon as practicable after such determination is made. None of the foregoing provisions shall affect the right of a holder of Series 1 Preferred Shares to convert its Series 1 Preferred Shares (i) into Common Shares prior to the effective time of such transaction or (ii) into Reference Property, as applicable, following the effective time of such transaction. The Corporation shall not enter into any agreement for a transaction constituting a Capital Reorganization unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series 1 Preferred Shares into the Reference Property in a manner that is consistent with and gives effect to this Section 1(i), and (ii) to the extent that the Corporation is not the surviving entity in such Capital Reorganization or will be dissolved in connection with such Capital Reorganization, proper provision shall be made in the agreements governing such Capital Reorganization for the conversion of the Series 1 Preferred Shares into Reference Property and, in the case of a Capital Reorganization constituting any sale, lease or other transfer to a third party of the consolidated assets of the Corporation and its subsidiaries substantially as an entirety, an exchange of Series 1 Preferred Shares for the shares of the person to whom the Corporation’s assets are conveyed or transferred, having voting powers, preferences, and relative, participating, optional or other special rights as nearly equal as possible to those provided herein. The provisions of this Section 1(i) shall similarly apply to successive Capital Reorganization events. If the Corporation, at any time while the Series 1 Preferred Shares are outstanding pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares, such dividend or distribution shall be applied to the outstanding Series 1 Preferred Shares by the issuance of Series 1 Preferred Shares in the same proportion as the Common Shares.

(j)

Common Shares Reserved: For the purpose of effecting the conversion of Series 1 Preferred Shares, the Corporation shall at all times reserve and keep available, free from any pre-emptive rights, out of its treasury or authorized but unissued Common Shares (or Reference Property, to the extent applicable) the full number of Common Shares (or Reference Property, to the extent applicable) deliverable upon the conversion of all outstanding Series 1 Preferred Shares.

(k)

Fractional Shares: No fractional Common Shares shall be issued upon conversion of the Series 1 Preferred Shares. All Common Shares (including fractions thereof) issuable upon conversion of more than one Series 1 Preferred Share by a Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Share, the Corporation shall, in lieu of issuing any fractional share, pay the Holder a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Closing Sale Price on the date of conversion.

(l)

Restriction on Transfer of Shares: Prior to any sale, transfer or other disposition of Series 1 Preferred Shares, the Holder shall provide the Corporation with prior written notice of the proposed transfer, which shall be provided at least three Trading Days in advance.  No transfer may be effected unless the number of Series 1 Preferred Shares being transferred is equal to (or greater than) the lesser of: (x) 100,000 Series 1 Preferred Shares (such number subject to appropriate adjustment following the occurrence of another conversion specified in herein), (y) the number of Series 1 Preferred Shares then held by the Holder or (z) such other number of Series 1 Preferred Shares as may be agreed to between the Holder and the Corporation.

(m)

Participation upon Liquidation, Dissolution or Winding Up:  In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Series 1 Preferred Shares will be entitled to all property and assets of the Corporation pari passu on a share for share basis with the holders of the Common Shares. The holders of the Series 1 Preferred Shares will be entitled to receive such property and assets of the Corporation prior to the receipt of property and assets of the Corporation by the holders of the Common Shares pursuant to this paragraph.

(n)

Voting Rights: The Holders will not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and will not be entitled to vote at any such meeting. Notwithstanding any provision set out herein, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding Series 1 Preferred Shares, (i) alter or change adversely the powers, preferences or rights given to the Series 1 Preferred Shares herein or alter or amend or repeal any provision of, or add any provision to, the articles or bylaws of the Corporation, or file any articles of amendment, if such action would adversely alter or change the rights, privileges, restrictions and conditions provided for the benefit of the Series 1 Preferred Shares, or (ii) enter into any agreement with respect to any of the foregoing. Notwithstanding the first sentence of this Section 1(n), the Holders shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and vote on all matters on which the Common Shares are entitled to vote, voting together with the holders of the Common Shares on an as-converted basis and as a single class provided that the voting rights of any Holder shall not exceed the Beneficial Ownership Limitation then in effect, notwithstanding any voting or other rights the Holder may have at law or otherwise. For the avoidance of doubt, in no case shall a Series 1 Preferred Share be entitled to more than one vote on an as-converted basis. Any Series 1 Preferred Shares that are ineligible to convert into Common Shares due to the Beneficial Ownership Limitation, measured as of a given record date that applies for a shareholder meeting or ability to act by written consent (each, a “Record Date”), shall be deemed to be non-voting securities. In ascertaining the Series 1 Preferred Shares eligible to vote at any special meeting or annual meeting of shareholders, the Corporation shall, prior to a Record Date, seek written confirmation of beneficial ownership and the form of such ownership from each Holder as of the Record Date, whereupon the Holder shall provide a written certification to the Secretary of the Corporation as to such holdings, with the certification to be provided on the business day immediately following such Record Date.

(o)	No Redemption: The Corporation may not redeem any of the Series 1 Preferred Shares.
(p)

Certificates; Lost or Mutilated Series 1 Preferred Shares: If a Holder’s Series 1 Preferred Share certificate is mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the Series 1 Preferred Shares so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, satisfactory to the Corporation and, in each case, upon the execution of an indemnity in a form satisfactory to the Corporation indemnifying the Corporation from any loss incurred by it in connection with such certificate and such Holder shall pay such reasonable third-party costs as the Corporation may prescribe.

SCHEDULE A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SERIES 1 PREFERRED SHARES)

The undersigned Holder hereby irrevocably elects to convert the number of Series 1 Preferred Shares of Xenon Pharmaceuticals Inc., a Canadian corporation (the “Corporation”) indicated below, represented by share certificate No(s). ● (the “Preferred Shares”), into common shares of the Corporation (the “Common Shares”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the schedule of rights, privileges, restrictions and conditions attaching to the Series 1 Preferred Shares (the “Series 1 Preferred Share Rights”).

As of the date hereof, the number of Common Shares beneficially owned by the undersigned Holder (together with such Holder’s affiliates, and any other Person whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Commission”)  in the United States and National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”) in Canada, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of Common Shares issuable upon conversion of the Series 1 Preferred Shares subject to this Notice of Conversion, but excluding the number of Common Shares which are issuable upon (A) conversion of the remaining, unconverted Series 1 Preferred Shares beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) where such Common Shares are not deemed to be beneficially owned by the holder under the Exchange Act or NI 62-104, is ●%. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission in the United States and NI 62-104 in Canada. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission in the United States.

Date to Effect Conversion: ________________________________

Number of Series 1 Preferred Shares owned prior to Conversion: ________________________

Number of Series 1 Preferred Shares to be Converted: ____________________________

Number Common Shares to be Issued: __________________________________

Address for delivery of physical certificates: _______________________________

Or

for DWAC Delivery: ______________________________________________

DWAC Instructions: ___________________________________________

Account no: ________________________________________

HOLDER
By:
Name:
Title:
Date:

SCHEDULE B

OPTION CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SERIES 1 PREFERRED SHARES)

Xenon Pharmaceuticals Inc. (the “Corporation”) hereby irrevocably elects to cause the undersigned Holder to convert ● Series 1 Preferred Shares of the Corporation (the “Preferred Shares”), into common shares of the Corporation (the “Common Shares”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in the schedule of rights, privileges, restrictions and conditions attaching to the Series 1 Preferred Shares (the “Series 1 Preferred Share Rights”).

As of the date hereof, the number of Common Shares beneficially owned by the undersigned Holder (together with such Holder’s affiliates, and any other Person whose beneficial ownership of Common Shares would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Commission”) in the United States and National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”) in Canada, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of Common Shares issuable upon conversion of the Series 1 Preferred Shares subject to this Notice of Conversion, but excluding the number of Common Shares which are issuable upon (A) conversion of the remaining, unconverted Series 1 Preferred Shares beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) where such Common Shares are not deemed to be beneficially owned by the holder under the Exchange Act or NI 62-104, is ●%. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission in the United States and NI 62-104 in Canada. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission in the United States.

Date to Effect Conversion: __________________________________

Number of Series 1 Preferred Shares owned prior to Conversion: _______________________

Number of Series 1 Preferred Shares to be Converted: ____________________________

Number Common Shares to be Issued: __________________________________

Manner of Issuance of Common Shares: ___________________________________

XENON PHARMACEUTICALS INC.
By:
Name:
Title:
Date:

To be completed by the Holder:

Address for delivery of physical certificates: __________________________________

Or

for DWAC Delivery: ____________________________________________

DWAC Instructions:  ____________________________________________

Account no: ______________________________________________

HOLDER
By:
Name:
Title:
Date:

Schedule B

SHAREHOLDERS

Shareholder Name	Jurisdiction of Organization	Business Address	Physical Certificate Custody Address	Exchanged Shares	Preferred Shares
Biotechnology Value Fund, L.P.	Delaware	One Sansome Street 30th FL San Francisco CA 94949	Jefferies LLC Attn: SCC Clearance Area 101 Hudson Street, 11th Floor Jersey City, NJ 07302	1,338,000	1,338,000
Biotechnology Value Fund II, L.P.	Delaware	One Sansome Street 30th FL San Francisco CA 94949	Jefferies LLC Attn: SCC Clearance Area 101 Hudson Street, 11th Floor Jersey City, NJ 07302	861,000	861,000
Biotechnology Value Trading Fund OS, L.P.	Cayman Islands	PO Box 309 Ugland House Grand Cayman, KY1-1104 Cayman Islands	The Depository Trust Company 570 Washington Boulevard – 5th Floor Jersey City, NJ 07310 Attn: BNY Mellon Branch Deposit Department	238,000	238,000
Investment 10, L.L.C.	Illinois	900 N. Michigan Ave, Suite 1100 Chicago, IL 60611	Jefferies LLC Attn: SCC Clearance Area 101 Hudson Street, 11th Floor Jersey City, NJ 07302	152,000	152,000
MSI BVF SPV L.L.C.	Delaware	200 Park Ave, 56th Floor New York, NY 10166	BNP Paribas Prime Brokerage, Inc. 787 7th Ave, 8th floor New York , NY 10019 Attn: Jose A. Nevarez	279,000	279,000